Exhibit 99.1

Applied Materials Withdraws Second Quarter of Fiscal 2020 Business Outlook

SANTA CLARA, Calif., March 23, 2020 – Applied Materials, Inc. is withdrawing its business outlook for the second quarter of fiscal 2020, ending on April 26, 2020, because the evolving worldwide response to COVID-19 is impacting the company’s supply chain and manufacturing operations.

Specifically, while the company’s global operations network is designed to provide significant flexibility and redundancy, various governmental orders in the U.S. and other countries as well as reductions in airline schedules around the world are resulting in major disruptions to the supply chain and logistics operations that support our industry. The situation is fluid, and we will provide more information during our next earnings webcast.

Applied is navigating these challenges with strong customer relationships and from a position of financial strength and technology leadership. We are maintaining our focus on enabling the powerful, long-term trends that we expect to drive future growth in the electronics industry. We remain committed to the proposed acquisition of Kokusai Electric and are working to close the transaction, subject to regulatory approval.

As we manage our business during this dynamic situation, our first priority is the health and safety of our employees and their families, as well as those of our customers, suppliers, partners and the communities where we operate. We are actively managing the situation in close collaboration with our customers and suppliers and are supporting them to the best of our ability. In addition, Applied Materials is demonstrating the strength of our values through this COVID-19 crisis and responding with humanitarian aid in the most impacted communities where our employees and their families live.

Forward-Looking Statements

This press release contains forward-looking statements, including those regarding our business outlook for the second quarter of fiscal 2020 and beyond, the potential impacts of COVID-19, future prospects for the business and the industry, the proposed acquisition of Kokusai Electric Corporation, and other statements that are not historical facts. These statements and their underlying assumptions are subject to risks and uncertainties and are not guarantees of future performance. Factors that could cause actual results to differ materially from those expressed or implied by such statements include, without limitation: the level of demand for our products; uncertain global economic and industry conditions; the course of the COVID-19 pandemic and its impacts; the volatility and uncertainty in the global markets; global trade issues and changes in trade policies; consumer demand for electronic products; the demand for semiconductors; customers’ technology and capacity requirements; the introduction of new and innovative technologies, and the timing of technology transitions; our ability to develop, deliver and support new products and technologies; the concentrated nature of our customer base; changes in income tax laws; our ability to expand our current markets, increase market share and develop new markets; market acceptance of existing and newly developed products; our ability to obtain and protect intellectual property rights in key technologies; our ability to achieve the objectives of operational and strategic initiatives, align our resources and cost structure with business conditions, and attract, motivate and retain key employees; the variability of operating expenses and results among products and segments, and our ability to accurately forecast future results, market conditions, customer requirements and business needs; and other risks and uncertainties described in our SEC filings, including our most recent Forms 10-Q and 8-K. All forward-looking statements are based on management’s current estimates, projections and assumptions, and we assume no obligation to update them.

About Applied Materials

Applied Materials, Inc. (Nasdaq: AMAT) is the leader in materials engineering solutions used to produce virtually every new chip and advanced display in the world. Our expertise in modifying materials at atomic levels and on an industrial scale enables customers to transform possibilities into reality. At Applied Materials, our innovations make possible the technology shaping the future. Learn more at www.appliedmaterials.com.

# # #

Contact:

Ricky Gradwohl (editorial/media) 408.235.4676

Michael Sullivan (financial community) 408.986.7977